Exhibit 1.9

FORM OF SEVENTH AMENDMENT
TO
AMENDED AND RESTATED DEALER MANAGER AGREEMENT
 This SEVENTH AMENDMENT TO THE AMENDED AND RESTATED DEALER MANAGER AGREEMENT (this “Seventh Amendment”), effective as of __________, 2017 (the “Effective Date”), is entered into by and among CARTER VALIDUS MISSION CRITICAL REIT II, INC., a Maryland corporation (the “Company”), CARTER VALIDUS ADVISORS II, LLC, a Delaware limited liability company (the “Advisor”) and SC DISTRIBUTORS, LLC, a Delaware limited liability company (the “Dealer Manager”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Dealer Manager Agreement (defined below).
WHEREAS, the Dealer Manager serves as a dealer manager to the Company’s initial public offering (the “Initial Offering”) of up to $2,250,000,000 shares of common stock, $0.01 par value (the “Common Stock”) to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form S-11 (File No. 333-191706) (the “Existing Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2013, as supplemented and amended from time to time;
WHEREAS, the Company, the Advisor and the Dealer Manager are parties to that certain Amended and Restated Dealer Manager Agreement, dated June 10, 2014, as amended from time to time (the “Dealer Manager Agreement”);
WHEREAS, on May 1, 2017, the Company filed a registration statement on Form S-11 (File No. 333-217579) with the SEC (as supplemented and amended from time to time, the “Follow-On Registration Statement”) in connection with its follow-on public offering (the “Follow-On Offering”) of $1,000,000,000 in shares of common stock previously registered for sale pursuant to the Existing Registration Statement (the “Follow-On Shares”);
WHEREAS, on October 13, 2017, the Company filed a Registration Statement on Form S-3 (File No. 333-220940) with the SEC (as supplemented and amended from time to time, the “DRP Registration Statement”) in connection with its public offering of $100,000,000 in DRP Shares (the “DRP Offering”);
WHEREAS, the Company desires that the Dealer Manager be engaged to sell and distribute the Follow-On Shares in the Follow-On Offering and DRP Shares in the DRP Offering pursuant to the terms of the Dealer Manager Agreement; and
WHEREAS, the Company, the Advisor and the Dealer Manager desire to further amend the Dealer Manager Agreement to incorporate the terms of the Follow-On Offering, Follow-On Registration Statement, DRP Offering, and the DRP Registration Statement into the Dealer Manager Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to the Preamble.
The first paragraph of the Preamble of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:
Ladies and Gentlemen:
Carter Validus Mission Critical REIT II, Inc. (the “Company”) is a Maryland corporation that elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with its taxable year ended December 31, 2014. The Company is offering (a) up to $2,250,000,000 in shares of Class A common stock (“Class A Shares”), shares of Class T common stock (“Class T Shares”), and shares of Class I common stock (“Class I Shares”) $0.01 par value per share (collectively, the “Primary Shares”), at an offering price of $10.200 per Class A Share, $9.766 per Class T Share, and $9.273 per Class I Share, or at such offering price per Class A Share, per Class T Share, and per Class I Share otherwise disclosed in the Prospectus (as defined in Section 1(a)) (subject to certain circumstances to discounts based upon the volume of shares purchased and for certain categories of purchasers), in the primary offering (the “Primary Offering”), and (b) up to $100,000,000 in Shares at an offering price of $9.18 per Class A Share, $9.18 per Class T Share, and $9.18 per Class I Share (the “Initial DRP Shares” and together with the Primary Shares, the “Initial Shares”), or at such offering price per Class A Share, per Class T Share, and per Class I Share as otherwise disclosed in the Prospectus, for issuance through the Company’s distribution reinvestment plan (the “DRP” and together with the Primary Offering, the “Initial Offering”). The Company plans to offer up to $1,000,000,000 in unsold Primary Shares, previously registered for sale pursuant to the Initial Offering (the “Follow-On Shares”), in a follow-on offering (“Follow-On Offering”) at terms disclosed in a Follow-On Registration Statement (as defined below), all upon the terms and subject to the conditions set forth in the Prospectus. The Company plans to offer shares pursuant to the Company’s distribution reinvestment plan (“DRP Shares” and together with the Follow-On Shares, the “Shares”) in an offering of DRP Shares (the “DRP Offering,” and together with the Primary Offering and the Follow-On Offering, the “Offering”), at terms disclosed in a DRP Registration Statement (as defined below), all upon the terms and subject to the conditions set forth in the Prospectus.
The Company will provide an estimated per share net asset value (“NAV”) of its common stock at least annually, at which time the Company’s board of directors may update the per share offering prices of Shares to reflect such updated estimated per share NAV amounts. The Company reserves the right to (i) reallocate the Shares among the Class A Shares, Class T Shares, and Class I Shares and (ii) reallocate the Shares between the Primary Shares and the DRP Shares. The Company also reserves the right to discontinue offering any class of Shares at any time during the Offering, which shall be disclosed in the Prospectus.

2.	Amendment to Section 1(a).

Section 1(a) of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:
(a) REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-191706) on Form S-11 for the registration of the Initial Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”); a registration statement (File No. 333-217579) on Form S-11 for the registration of the Follow-On Shares (“Follow-On Registration Statement”); and a registration statement (File No. 333-220940) on Form S-3 for the registration of the DRP Shares (“DRP Registration Statement”); one or more amendments to such registration statements have been or may be so prepared and filed. The registration statements on Form S-11 and on Form S-3 and the prospectuses contained therein, as finally amended at the date each respective registration statement is declared effective by the Commission (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that (i) if the Company files a post-effective amendment to such registration statements, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission, and (ii) if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed. As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

3.	Amendment to Section 4(b).
Section 4(b) of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:
(b)    DISTRIBUTION AND SERVICING FEE.

(i) Amount.

Upon the terms set forth in the Prospectus and subject to the limitations set forth below, with respect to Class T Shares purchased in the Primary Offering of the Initial Offering and in the Follow-On Offering only, the Company will pay to the Dealer Manager a distribution and servicing fee that accrues daily equal to 1/365th of up to 1.0% of the most recent offering price per Class T Share on a continuous basis from year to year (the “Distribution and Servicing Fee”), for providing the services described in Exhibit A attached hereto; provided, however, that upon the termination of the Primary Offering of the Initial Offering, the Distribution and Servicing Fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T Share on a continuous basis from year to year.

(ii) Payment.

The Company will pay the Distribution and Servicing Fee to the Dealer Manager on a monthly basis in arrears. The Dealer Manager will reallow all of the Distribution and Servicing Fee to Participating Broker-Dealers as marketing fees or to defray other distribution-related expenses; provided, however, that, beginning June 1, 2017, a Participating Broker-Dealer may provide written notice (the “Waiver”) to the Dealer Manager that it will waive all or a portion of the reallowance of the Distribution and Servicing Fee (the “Waived Amount”), and such Waiver shall be binding and irrevocable as to Participating Broker-Dealer, and shall only apply to Class T Shares sold through Participating Broker-Dealer on or after the Effective Waiver Date (as defined herein). The Waiver will become effective within three (3) business days of receipt by the Dealer Manager of such Waiver (the “Effective Waiver Date”). The Dealer Manager shall forward the Waiver to the Company within ten (10) business days of the Dealer Manager’s receipt of such Waiver.

(iii) Termination of Distribution and Servicing Fee.

The Company will cease paying the Distribution and Servicing Fee to the Dealer Manager upon the earliest to occur of the following: (i) a listing of the Class T Shares on a national securities exchange; (ii) following the completion of the Initial Offering or the Follow-On Offering, as applicable, the date on which total underwriting compensation in such offering equals (a) 10% of the gross proceeds from such offering less (b) all Waived Amounts; (iii) there are no longer any Class T Shares outstanding; (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which the Primary Offering of the Initial Offering terminates; (v) with respect to a Class T Share sold in the Primary Offering of the Initial Offering or the Follow-On Offering, as the case may be, the date on which a Participating Broker-Dealer receives (a) total underwriting compensation equal to 10% of the gross proceeds from such Class T Share less (b) the Waived Amount; or (vi) with respect to a Class T Share sold in the Primary Offering, the date on which the holder of such Class T share or its agent notifies the Company or its agent that he or she is represented by a new Participating Broker-Dealer; provided that the Company will continue paying the Distribution and Servicing Fee to the Dealer Manager, which shall reallow the Distribution and Servicing Fee the Participating Dealer if the new Participating Dealer enters into a Participating Broker-Dealer Agreement with the Dealer Manager or otherwise agrees to provide the services set forth in Exhibit A to this Agreement. The Company will not pay to the Dealer Manager any

Distribution and Servicing Fees in connection with the purchase of any Class A Shares, Class I Shares or the purchase of any Class T Shares pursuant to the DRP.

4.	Governing Law.
The provisions of this Seventh Amendment shall be construed and interpreted in accordance with the laws of the State of Florida, and venue for any action brought with respect to any claims arising out of this Seventh Amendment shall be brought exclusively in Hillsborough County, Tampa.

5.	Counterparts.
This Seventh Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
Except as expressly set forth herein, the Dealer Manager Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Dealer Manager Agreement as amended hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment effective as of the Effective Date.

CARTER VALIDUS MISSION CRITICAL
REIT II, INC.

By: ___________________________________
John E. Carter
Chief Executive Officer

CARTER VALIDUS ADVISORS II, LLC

By: __________________________________
Lisa A. Drummond
Chief Operating Officer and Secretary

SC DISTRIBUTORS, LLC

By: ___________________________________
Patrick Miller
President

[Signature Page to Seventh Amendment to the Amended and Restated Dealer Manager Agreement]